Exhibit 99.1

IEC Announces Proxy Amendment

Newark, NY, December 30, 2011 -- IEC Electronics (NYSE Amex:IEC) announced that it filed an Amended Proxy Statement with the Securities and Exchange Commission today.  The Amended Proxy Statement will be mailed to stockholders.

IEC Electronics Corporation is a premier provider of electronic manufacturing services (“EMS”) to advanced technology companies primarily in the military and aerospace, medical and industrial sectors.  The company specializes in the custom manufacture of high reliability, complex circuit cards, system level assemblies, a wide array of custom cable and wire harness assemblies, and precision sheet metal products.  As a full service EMS provider, IEC is a world-class ISO 9001:2008, AS9100, and ISO13485 certified company.  The AS9100 certification enables IEC to serve the military and commercial aerospace markets.  The ISO13485 certification supports the quality requirements of medical device markets.  The company is also AC7120 Nadcap accredited for electronics manufacturing to support the most stringent quality requirements of the aerospace industry, as well as ITAR registered and NSA approved under the COMSEC standard.  IEC Electronics is headquartered in Newark, NY (outside Rochester) and also has operations in Victor, NY, Rochester, NY, Albuquerque, NM and Bell Gardens, CA.  Additional information about IEC can be found on its web site at www.iec-electronics.com.

Contact:
John Nesbett/Jennifer Belodeau
Institutional Marketing Services (IMS)
(203) 972-9200
jnesbett@institutionalms.com